Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in:

Registration Statements on Form S-8:

•	No. 333-185610 (relating to the Nuclear Management Company, LLC NMC Savings and Retirement Plan)

•	No. 333-182136 (relating to the Xcel Energy Inc. Nonqualified Deferred Compensation Plan)

•
No. 333-213382 and 333-186856 (relating to the Xcel Energy 401(k) Savings Plan; and New Century Energies, Inc. Employees’ Savings and Stock Ownership plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees; and New Century Energies, Inc. Employee Investment Plan for Bargaining Unit Employees and Former Non-Bargaining Unit    Employees)

•	No. 333-127218 (relating to the Xcel Energy Inc. Executive Annual Incentive Award Plan)

•
No. 333-48610 (relating to New Century Energies, Inc. Omnibus Incentive Plan; Public Service Company of Colorado Omnibus Incentive Plan; Southwestern Public Service Company 1989 Stock Incentive Plan; Southwestern Public Service Company Employee Investment Plan; and Southwestern Public Service Company Directors’ Deferred Compensation Plan)

•	No. 333-127217 (relating to the Xcel Energy 2005 Long-Term Incentive Plan)

•	No. 333-115754 and 333-175189 (relating to Stock Equivalent Plan for Non-Employee Directors)

•	No. 333-204325 (relating to the Xcel Energy 2016 Omnibus Incentive Plan)

Registration Statements on Form S-3:

•	No. 333-214019 (relating to the Xcel Energy Dividend Reinvestment and Cash Payment Plan)

•	No. 333-203664 (relating to senior debt securities, junior subordinated debt securities and common stock)

of our reports dated February 24, 2017, relating to the consolidated financial statements and financial statement schedules of Xcel Energy Inc. and subsidiaries, and the effectiveness of Xcel Energy Inc. and subsidiaries’ internal control over financial reporting, appearing in this Annual Report on Form 10-K of Xcel Energy Inc. for the year ended December 31, 2016.

/s/ DELOITTE & TOUCHE LLP
Minneapolis, Minnesota
February 24, 2017